UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 23, 2005

PLURISTEM LIFE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-31392

(Commission File Number)

98-0351734

(IRS Employer Identification No.)

MATAM Advanced Technology Park, Building No. 20, Haifa, Israel 31905

(Address of principal executive offices and Zip Code)

011-972-4-850-1080

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

On March 23, 2005, we closed a private placement of 200,000 common shares and 200,000 share purchase warrants to one investor resulting in gross proceeds of $20,000. The proceeds will be used for working capital. We relied on Regulation S to issue the securities.

The private placement consisted of the issuance of 200,000 units at $0.10 per unit. Each unit consists of one common share and one share purchase warrant. Each warrant shall entitle the holder to purchase one additional common share at a price of $0.30 until November 30, 2006. The shares and warrants are to be registered with the SEC by August 30, 2005 pursuant to an Investor Rights Agreement with each investor. Even once registered, the shares and warrants will be held in escrow and one fourth released to the investor quarterly commencing August 30, 2005.

D/MVV/696484.1

A finder’s fee of 5% in cash and 5% in warrants will be paid on the transaction. The finder’s warrants have the same terms as the investors’ warrants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURISTEM LIFE SYSTEMS, INC.

By: /s/ Shai Meretzki

Shai Meretzki

Date: March 24, 2005

D/MVV/696484.1